                            SCHEDULE 14C INFORMATION
                    Information Statement Pursuant to Section
                  14(c) of the Securities Exchange Act of 1934
                                (Amendment No. )

Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(21))

[ ]  Definitive Information Statement


                           NewCom International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2)   Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined.):

              ------------------------------------------------------------------

         4)   Proposed maximum aggregate value of transaction:

              ------------------------------------------------------------------

         5)   Total Fee Paid:___________________________________________________

[ ] Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1) Amount Previously Paid:

                     ----------------------------------------
                  2) Form, Schedule or Registration Statement No.:

                     -----------------------------------------
                  3) Filing Party:

                     ------------------------------------------
                  4) Dated Filed:

                     ------------------------------------------

                           NEWCOM INTERNATIONAL, INC.
                          24 Corporate Plaza, Suite 100
                             Newport Beach, CA 92660
                              --------------------

                 NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

                              --------------------

August __, 2003

         A majority of the stockholders of NewCom International, Inc., or NewCom, are proposing to take action by written consent to amend NewCom's amended and restated articles of incorporation to increase the number of shares of common Stock that NewCom is authorized to issue from 100,000,000 to 3,000,000,000.

         Stockholders of record at the close of business on July 22, 2003 will be entitled to notice of this stockholder action by written consent. Since the actions will be approved by the holders of the required majority of the outstanding shares of our voting stock, no proxies were or are being solicited. We anticipate that the amendment will become effective on or after August 21, 2003.




                                        Walter Grieves
                                        President and Chief Executive Officer





                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY.

                           NEWCOM INTERNATIONAL, INC.
                              --------------------

                              INFORMATION STATEMENT

                              --------------------


              INFORMATION CONCERNING THE ACTION BY WRITTEN CONSENT



Date and Purpose of Written Consent

Stockholders holding a majority of the voting power of the company have proposed to take action by written consent for the purpose of amending NewCom's amended and restated articles of incorporation to increase the number of shares of
common  stock  that  NewCom  is   authorized  to  issue  from   100,000,000   to
3,000,000,000.

Stockholders Entitled to Vote

Approval of the matters actions described herein requires the written consent of the holders of outstanding stock of each voting group entitled to vote on such matters. As of July 22, 2003, there were 15,500,000 shares of our common stock outstanding and no shares of our preferred stock outstanding. Holders of our common stock are entitled to one vote per share. Stockholders of record at the close of business on July 22, 2003, will be entitled to receive this notice and information statement.

Proxies

No proxies are being solicited.


Consents Required

The amendment requires the consent of the holders of a majority of the shares of common stock. Holders of the voting rights with respect to at least 7,750,001 shares of our common stock propose to deliver written consents to us adopting the proposals set forth herein.

Information Statement Costs

The cost of delivering this information statement, including the preparation, assembly and mailing of the information statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding information statement materials to the beneficial owners of our capital stock.

                        COMMON STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


         Currently, no Directors or Officers own any stock in NewCom and there are no stockholders who own directly or indirectly five percent (5%) or more of the outstanding common stock.

         Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from July 22, 2003, and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within July 22, 2003.

      PROPOSAL TO AMEND THE AMENDED AND RESTATED ARTICLES OF INCORPORATION
                  TO INCREASE THE AUTHORIZED NUMBER OF SHARES


Introduction

The holders of a majority of our voting stock have proposed to approve the amendment to NewCom's amended and restated articles of incorporation to increase the number of shares of common stock that NewCom is authorized to issue from 100,000,000 to 3,000,000. The board of directors has unanimously approved the proposal.

A copy of the amendment to the amended and restated articles of incorporation, which we refer to as the "amendment" in this information statement, is attached to this information statement as Appendix A.

NewCom's amended and restated articles of incorporation currently authorizes 125,000,000 shares of capital stock, of which 100,000,000 shares are common stock and 25,000,000 shares are preferred stock. Of the 100,000,000 shares of common stock authorized, as of July, 22, 2003, 15,500,000 shares were outstanding. Of the 25,000,000 shares of preferred stock authorized, as of July 22, 2003, there were no outstanding shares.

The board of directors believes that the proposed increase in the number of authorized shares of common stock will benefit NewCom by improving its flexibility in responding to future business needs and opportunities. The additional authorized shares could be used for possible future acquisitions, financings, stock dividends and other proper corporate purposes.

Within the limits imposed by applicable law, described below, shares of common stock could be issued in one or more transactions. Depending upon the nature and terms thereof, such a transaction or transactions could make a takeover of NewCom more difficult and, therefore, less likely. An issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of existing shares of common stock and diluting the stock ownership of persons seeking to obtain control of NewCom. The board of directors, however, has no present plans, understandings or agreements to issue the additional shares to be authorized except pursuant to various outstanding options, warrants, and consulting agreements.

The board of directors does not currently intend to propose any amendments to NewCom's amended and restated articles of incorporation which might be deemed to have the effect of discouraging takeover attempts, although such amendments or other programs may be considered by the board in the future if it believes the interests of the stockholders would be protected thereby.

Except for the increase of the number of authorized shares, the proposed amendment would not change any of the provisions of NewCom's amended and restated articles of incorporation. All shares of common stock or preferred stock, including the additional shares of common stock that will be authorized when the proposed amendment becomes effective, which are not issued and outstanding would be issuable at any time or from time to time by action of the board of directors without further authorization from stockholders, except to the extent that such further authorization is required by the terms of any agreements or securities into which NewCom may hereafter enter or issue or applicable law.

The additional shares of common stock which would be authorized by the proposed amendment would have the same rights and privileges as and otherwise be identical to the shares of common stock currently authorized and outstanding. The amended and restated articles of incorporation empowers the board of directors to determine the relative rights and limitations of series of preferred stock, including, among other things, dividend rights, conversion prices, voting rights, redemption prices and the preferences, if any, of such series over shares of common stock as to dividends or distributions of assets of NewCom. It is possible that the future issuance of preferred stock having dividend and liquidation preferences could affect amounts that might otherwise be available to holders of common stock as dividends or upon liquidation. Holders of NewCom's shares have no preemptive rights and, as a result, existing stockholders would not have any preferential right to purchase any of the additional shares of common stock when issued.


                                          -------------------------

                                          By Order of the Board of Directors




                                          Walter Grieves
                                          President and Chief Executive Officer

July 22, 2003
Newport Beach, California

                            CERTIFICATE OF AMENDMENT
                                       OF
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                           newcom international, INC.
                              A Nevada Corporation


Walter Grieves certifies the following:

1. He is the President and Secretary of NewCom International, Inc., a Nevada corporation (the "Corporation").

2. Article THIRD of the Amended and Restated Articles of Incorporation shall be amended to read in its entirety as follows:

         "THIRD: The aggregate number of shares of all classes of stock, which the Corporation shall have authority to issue is Three Billion
         Twenty-Five Million (3,025,000,000) of which Three Billion (3,000,000,000) shares will be designated Common Stock, with $0.001 par value; and Twenty Five Million (25,000,000) shares shall be designated $0.001 par value "Preferred Stock." Without further authorization from the stockholders, the board of Directors shall have the authority to divide and issue from time to time any or all of the Twenty Five Million (25,000,000) shares of such Preferred Stock into one or more series with such designations, preferences and relatives, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as may be designated by the Board of Directors, prior to the issuance of such series, and the Board of Directors is hereby expressly authorized to fix by resolutions only and without further action or approval, prior to such issuance, such designations, preferences and relatives, participating, optional or other special rights, or qualifications, limitations or restrictions, including, without limitation the date and times at which, and the rate, if any, or rates at which dividends on such series of Preferred Stock shall be paid; the rights, if any of the holders of such series of the Preferred Stock to vote and the manner of voting, except as otherwise provided by the law, the rights, if any, of the holders of shares of such series of Preferred Stock to convert the same into, or exchange the same for, other classes of stock of the Corporation, and the terms and conditions for such conversation or exchange, the redemption price or prices and the time at which, and the terms and conditions of which, the shares of such series of Preferred Stock upon the voluntary on involuntary liquidation, distribution or sales of assets, dissolution or winding up of the Corporation, and the terms of the sinking fund or redemption or purchase account, if any, to be provided for such series of Preferred Stock. The designations, preferences, and relative, participating, optional or other special rights, the qualifications, limitations or restrictions thereof, of each additional series, if any, may differ from those of any and all other series already outstanding. Further, the Board of Directors shall have the power to fix the number of shares constituting an classes or series and thereafter to increase or decrease the number of shares of any such class or series subsequent to the issue of shares of that class or series but not below the number of shares of that class or series then outstanding."

3. The amendment has been duly approved by the Corporation's Board of Directors by resolutions duly adopted by Unanimous Written Consent of the Board of Directors effective July __, 2003.

4. The number of shares of the Corporation outstanding and entitled to vote on this amendment to the Articles of Incorporation is 15,500,000. This amendment has been duly approved by a majority vote of the Corporation's stockholders holding at least a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote, by resolutions duly adopted by Majority Written Consent of the Stockholders effective July __, 2003.

         The undersigned hereby declares and certifies that the matters set forth in the foregoing certificate are true and correct to his knowledge and that this Certificate was executed on July __, 2003 at Irvine, California.



                                             ---------------------------------
                                             Walter Grieves,
                                             President and Secretary

STATE OF CALIFORNIA     )
                        )  ss.
COUNTY OF ORANGE        )

On July __, 2003, before me, _______________, personally appeared Walter Grieves, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in their respective authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.


                                        ------------------------------
                                        Notary Public

(Seal)